CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-01718 on Form S-8, Registration Statement File No. 333-23575 on Form S-3, and Registration Statement File No. 333-40167.



                                        ARTHUR ANDERSEN LLP


Chicago, Illinois
March 27, 1998